UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 23, 2014

TUMBLEWEED HOLDINGS, INC.

(formerly Digital Creative Development Corporation)

(Exact Name of Registrant as Specified in Charter)

Utah	0-22315	34-1413104
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

720 Fifth Avenue, 10th Floor, New York, New York 10019

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (212) 247-0581

Digital Creative Development Corporation

(Former Name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR

230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR

240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange

Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange

Act.

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a) On December 23, 2014, Citrin Cooperman & Company, LLP tendered its resignation as Tumbleweed Holdings, Inc.’s (“Tumbleweed” or the “Company”) independent registered public accounting firm (“Citrin”). On November 24, 2014, the Board of Directors (the “Board”) of Tumbleweed engaged Citrin as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2015. There were no reportable events (as that term is described in Item 304(a)(1)(v) of Regulation S-K) during the period of Citrin’s engagement from November 24, 2014 through December 23, 2014.

(b) Contemporaneous with the resignation of Citrin, the Board engaged Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2015, to be effective immediately.

During the fiscal years ended June 30, 2014 and 2013 and in the subsequent interim period through January 12, 2015, the Company has not consulted with Marcum LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that would have been rendered on the Company’s consolidated financial statements, or any other matters set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(b) Citrin commenced, but did not complete, a review of the Company’s September 30, 2014 financial statements. On December 15, 2014, the Company filed its Quarterly Report on Form 10-Q and accompanying financial statements and footnotes prior to Citrin, the Company’s independent registered public accounting firm, completing the Company’s SAS 100 review. On December 23, 2014, Citrin notified the Company that the filing of its Form 10-Q for the quarterly period ended September 30, 2014 was not reviewed by Citrin and; as such, the filing was incomplete. Therefore, no reliance should be made with respect to this interim report.

Since we do not have an Audit Committee, our Chief Executive Officer, Mr. Gary Herman, has discussed with Citrin, the independent accountant, the matters disclosed in the filing pursuant to this Item 4.02(b).

The Company intends to file an amendment to the September 30, 2014 Form 10-Q to file unaudited interim financial statements for the quarterly period ended September 30, 2014 reviewed in accordance with SAS 100 as required by Rule 10-01(d) as promptly as practicable. Because the financial statements contained in the September 30, 2014 Form 10-Q do not meet the requirements of Rule 10-01 (d) of Regulation S-X, the Company may not be considered current in our filings under the Securities Exchange Act of 1934. Filing an amendment to the September 30, 2014 Form 10-Q, when the independent registered public accountants’ review is complete, would eliminate certain consequences of a deficient filing, but the Company may become ineligible to use Form S-3 to register securities until all required reports under the Securities Exchange Act of 1934 have been timely filed for the 12 months prior to the filing of the registration statement for those securities. The Company is evaluating the impact of filing a deficient Form 10-Q due to lack of a review by its independent registered public accounting firm on any of its contractual commitments, and any potential listing standards, and the Securities Exchange Act.

The Company has provided a copy of the foregoing Item 4.01(a) and Item 4.02(b) disclosures to Citrin and requested that Citrin furnish it with a letter addressed to the Securities and Exchange Commission stating whether Citrin agrees with the above statements. A copy of Citrin’s letter, dated January 9, 2015, is filed as Exhibit 16.1 to this Form 8-K. In addition, a copy of Citrin’s letter, dated December 23, 2014 is filed as Exhibit 7 to this Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Title

7	Letter from Citrin Cooperman & Company, LLP, dated December 23, 2014, regarding non-reliance on the Company’s Form 10-Q for the three months ended September 30, 2014.

16.1	Letter from Citrin Cooperman & Company, LLP, dated January 9, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.

TUMBLEWEED HOLDINGS, INC.

Dated: January 12, 2015

By: /s/ Gary Herman

----------------------------

Gary Herman

Chief Executive Officer